                                                                     Exhibit 5.1


                [McGUIRE, WOODS, BATTLE & BOOTHE LLP LETTERHEAD]

                                  June 28, 1999

AMF Bowling, Inc.
8100 AMF Drive
Richmond, Virginia  23111

Ladies and Gentlemen:

     We have advised AMF Bowling, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-77763) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 27,998,929 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and transferable rights to subscribe for the Common Stock (the "Rights"). The Company will distribute the Rights pro rata to the holders of the Company's common stock and the Company proposes to issue shares of the Common Stock upon exercise of the Rights (the "Rights Offering").

     We have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

     On the basis of such examination and review, we advise you that, in our opinion:

     1. Upon distribution of the Rights pursuant to the Rights Offering, as described in the Registration Statement and the prospectus constituting a part of the Registration Statement (the "Prospectus"), the Rights will be duly authorized and validly issued.

     2. Upon issuance and payment therefor pursuant to the Rights Offering, as described in the Registration Statement and the Prospectus, such shares of the Common Stock issuable upon exercise of the Rights will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Lawyers" in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,

                                         /s/ McGuire, Woods, Battle & Boothe LLP